UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2008

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250 140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On September 2, 2008, Barry H. Black, Vice President of Finance, Chief Financial Officer and Secretary of Technology Research Corporation (the "Company"), announced his retirement from the Company on or before October 31, 2008.  The Company will seek a successor to him.

(e)           The Company and Mr. Black also entered into an agreement (the "Agreement") which terminates the change of control agreement (the "Former Agreement") that the Company and Mr. Black entered into as of January 23, 2006.  Under the Agreement, Mr. Black will continue to provide services to the Company up to October 31, 2008 and the Company will continue Mr. Black's standard compensation and benefits.  Also, the Company agreed to pay Mr. Black $148,500, the amount equal to what Mr. Black would have received under the Former Agreement had he been entitled to such a payment under it at the end of his transitional services period, and Mr. Black agreed to execute standard releases in favor of the Company.

The Agreement is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01.	Regulation FD Disclosure.

On September 3, 2008, the Company issued a press release announcing Mr. Black's retirement.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Form 8-K, regardless of any general incorporation language in the filing.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Agreement by and between Technology Research Corporation and Barry H. Black, dated as of September 2, 2008.
99.1	Press Release dated September 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: September 3, 2008	By: /s/ Owen Farren
Name: Owen Farren
Title: President and Chief Executive Officer